EXHIBIT 10.11


2004 Executive Management Incentive Compensation Plan

PURPOSE

The purpose of the 2004 Executive Management Incentive Compensation Plan (the "Plan") is to enhance and reinforce the goals of the Company for profitable growth and continuation of a sound overall condition by providing additional financial rewards for attainment of such growth and a stable financial and operating condition.

ADMINISTRATION

The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee").

PARTICIPATION

The Committee shall select participants in the Plan from executive management of the Company other than the CEO.

BONUSES UNDER THE PLAN

Bonus terms and eligibility under the Plan shall be set forth in a grant memorandum issued by the Company to the Participant (a "Grant Memorandum") pursuant to which the Company authorizes a bonus hereunder. Each Grant Memorandum issued pursuant to the Plan shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Committee.

PAYMENT OF BONUSES

Incentive bonuses under this Plan shall be earned as of the last business day of 2004. Payment of bonuses shall be made in cash by March 31, 2005, and shall be made net of withholding requirements.

PERFORMANCE FACTORS

The Plan is based on the following performance factors for 2004:

o     The Company's  earnings  before  interest,  taxes and funding of this Plan
      (EBITe).

o Business unit performance as measured by the gross margin of the designated business unit or units (unit performance).

o Sales performance as measured by bookings and revenues (bookings and revenues).

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CALCULATION OF BONUSES

The Grant Memorandum for each participant shall set forth one or more performance factors on which his or her bonus will be based. To the extent a participant's bonus is based on more than one performance factor, the Grant Memorandum shall weight these factors.

The Grant Memorandum shall set out a specific bonus (the target bonus) ranging between 20% and 40% of the participant's compensation base that will be paid to the participant if the Company precisely achieves its goals for the factors set forth the Grant Memorandum.

For each 1% variance in actual Company results above or below the goal for EBITe, unit performance and bookings and revenues, the bonus allocable to these factors will be increased or reduced by 3%, 3% and 5%, respectively.

No bonus shall be allocable to EBITe, unit performance and bookings and revenues if the Company fails to attain, respectively, 70%, 70% and 85% of its goal for that factor, and no bonus shall be made for bookings and revenues if the sales department has not operated within its budget.

The maximum bonus allocable to each factor will be achieved if the Company attains 160% of its goal for that factor.

The bonus otherwise payable to a participant in respect of the EBITe and business unit factors is subject to a performance modifier of 50% of the bonus at the CEO's discretion. Modifications, if any, will be at the CEO's discretion, and will be made in order to achieve equity based upon a participant's individual performance and effectiveness during the period.

The Committee's determinations under the Plan (including without limitation determinations of the persons to receive bonuses, the terms and provisions of bonuses and the agreements evidencing same) need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, bonuses under the Plan, whether or not such persons are similarly situated. Decisions of the Committee with respect to any questions arising as to the interpretation of the Plan shall be final, conclusive, and binding on all parties.

The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable, all within the Committee's sole and absolute discretion.

The Committee reserves the right to amend, modify or discontinue the Plan at any time for any reason, notwithstanding the terms of any Grant Memorandum.